EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the IA Global, Inc. 1999 Stock Option Plan and IA Global, Inc. 2000 Stock Option Plan of our reports dated March 15, 2004, with respect to the consolidated financial statements of IA Global, Inc., included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2003.




 /s/ Radin Glass & Co. LLP
 -------------------------

 June 17, 2004